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                                                                    Exhibit 15.1

May 24, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated April 23, 2001 on our review of interim financial information of Phelps Dodge Corporation (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statement on Form S-3 dated May 24, 2001.

Very truly yours,




PricewaterhouseCoopers LLP